UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 19, 2011

CHATHAM LODGING TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34693	27-1200777
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

50 Cocoanut Row, Suite 216, Palm Beach, Florida		33480
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(561) 802-4477

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on May 3, 2011, Chatham Lodging, L.P., a subsidiary of Chatham Lodging Trust (the "Company"), and Cerberus Capital Management ("Cerberus") formed a joint venture that was selected as the winning bidder in a bankruptcy court auction to acquire 64 hotels (the "Hotel Portfolio") owned by Innkeepers USA Trust ("Innkeepers"), subject to the terms and conditions of that certain Amended and Restated Binding Commitment Agreement Regarding the Acquisition and Restructuring of Certain Subsidiaries of Innkeepers USA Trust, dated May 16, 2011 by and among INK Acquisition LLC, INK Acquisition II LLC, Cerberus Series Four Holdings, LLC, the Company and the other parties thereto (the "Commitment Letter"). On August 19, 2011, Cerberus and the Company delivered a notice terminating the Commitment Letter, and the obligation of the joint venture to acquire the Hotel Portfolio thereunder, pursuant to the terms thereof as a result of the occurrence of a condition, change or development that could reasonably be expected to have a material adverse effect on the business, assets, liabilities (actual or contingent), or operations, condition (financial or otherwise) or prospects of the subsidiaries of Innkeepers that were sellers under the Commitment Letter taken as a whole.

Item 9.01 Financial Statements and Exhibits.

Press Release dated August 22, 2011 Announcing the Termination of the Innkeepers Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

August 22, 2011	By:	Dennis M. Craven

Name: Dennis M. Craven
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 22, 2011